EPIX MEDICAL, INC.

                              __________ Shares(1)

                                  Common Stock

                             UNDERWRITING AGREEMENT

                             ----------------------


                                                                 , 1997

HAMBRECHT & QUIST LLC
BANKAMERICA ROBERTSON STEPHENS
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

         EPIX Medical, Inc., a Delaware corporation (the "Company"), proposes to issue and sell ___________ shares of its authorized but unissued Common Stock, $.01 par value per share (the "Common Stock") (such shares of Common Stock being herein called the "Underwritten Stock"). The Company also proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to ________ additional shares of Common Stock (the "Company Option Stock") and the stockholder of the Company named in Schedule II (the "Selling Stockholder") proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to ________ additional shares of Common Stock (the "Selling Stockholder Option Stock," and together with the Company Option Stock, the "Option Stock"). The Underwritten Stock and the Option Stock are collectively referred to herein as the "Stock." The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Stockholder hereby confirm their respective agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. Registration Statement. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-_____), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

--------

         (1) Plus an option to purchase from the Company up to ___________ additional shares to cover over-allotments.

         The term Registration Statement as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock ("Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective. For the purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. Representations and Warranties of the Company and the Selling Stockholder.

         (a) The Company hereby represents and warrants as follows:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as currently being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company (a "Material Adverse Effect")).

                  (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development for which the Company has a reasonable basis to believe may result in a prospective material adverse change in the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into, or agreed to enter into, any material transaction not referred to in the Registration Statement and the Prospectus.


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


                  (iii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, nor instituted proceedings for that purpose. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, as to form, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the Prospectus and any amendments or supplements thereto delivered to you for use in connection with the offering of the Stock is identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus.

                  (iv) The Stock is duly and validly authorized, will be, when issued and sold to the Underwriters as provided herein, duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein.

                  (v) Except as set forth in the Prospectus, to the best of the Company's knowledge, the Company now holds, and on the Closing Date and any later date on which Option Stock is to be purchased will hold, all material licenses, certificates and permits from state, federal and other regulatory authorities which are necessary for the conduct of the business of the Company as currently conducted; the Company is not in violation of its corporate charter or by-laws, or in default in the performance or observance of any provision of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument which is an exhibit to the Registration Statement and to which it is a party or by which it or any of its properties is bound or, to the best of the Company's knowledge, in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or over the properties of the Company, which violation or default would have a Material Adverse Effect.

                  (vi) This Agreement has been duly authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under,
(i) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument which is an exhibit to the Registration Statement and to which the Company is a party or by which the property of the Company is bound or
(ii) the corporate charter or by-laws of the Company.

                  (vii) The Company owns, or is licensed or possesses adequate rights to use and sublicense, all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes, trademarks, service marks, trade names, copyrights and other intellectual property described or referred to in the Registration Statement and the Prospectus as owned, licensed or used by it or, except as set forth in the Prospectus, which are necessary for the conduct of its business as currently conducted (which current business is as described in the Registration Statement and the Prospectus). Except as set forth or referred to in the Prospectus, to the best of the Company's knowledge, all such patents, patent rights, licenses, trademarks, service marks and copyrights are not being infringed by any third parties which infringement could, whether singly or in the aggregate, materially and adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, as presently being conducted or as proposed to be conducted in the Prospectus. Except as set forth in the Prospectus, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques including processes and substances, trademarks, service marks, trade names, copyrights or other intellectual property which, singly or in the aggregate, is, or is reasonably likely to be, the subject of an unfavorable decision, ruling or finding that could have a Material Adverse Effect.

                  (viii) Upon filing of the Amended and Restated Certificate of Incorporation of the Company (a true and correct copy of which has previously been shown to your counsel) with the Secretary of State of the State of Delaware and upon consummation of the transactions contemplated hereby, the authorized and outstanding shares of capital stock of the Company will be as set forth in the Prospectus under the caption "Description of Capital Stock" provided that the outstanding shares shall have increased by the number of shares as have been issued after September 30, 1997 and prior to the Closing Date pursuant to the Company's 1996 Director Stock Option Plan, Amended and Restated 1992 Equity Incentive Plan and 1996 Employee Stock Purchase Plan (collectively, the "Plans"). On the Closing Date the capital stock of the Company will conform to the description thereof in the Registration Statement under the caption "Description of Capital Stock." There are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company, other than as described in the Prospectus. To the best knowledge of the Company, no such option, warrant or other right has been granted to any person, the exercise of which would cause such person to own more than five percent (5%) of the Common Stock outstanding immediately after the offering other than as described in the Prospectus. No person or entity holds a right to require or participate in a registration under the Securities Act of shares of Common Stock of the Company which right has not been irrevocably waived by the holder thereof as of the date hereof with respect to the registration of shares pursuant to the Registration Statement. Except as set forth in the Prospectus, no person or entity holds a right to require registration under the Securities Act of shares of Common Stock of the Company at any other time. Except for rights terminating upon the consummation of the offering of the Stock, no person or entity has a right of first refusal or participation with respect to the sale of shares of the Stock by the Company. The Company has no subsidiaries.

                  (ix) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods. The information set forth in such financial statements is true, complete and correct in all material respects and has been derived from the books and records of the Company, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and other data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

                  (x) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

                  (xi) The Company has registered the Common Stock pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing. The Company has filed an application to list the Stock on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance of the Stock.

                  (xii) The Company is familiar with the Investment Company Act of 1940, as amended (the "Investment Company Act"), and has in the past conducted its affairs in such a manner to ensure that the Company was not and is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and the rules and regulations thereunder.

                  (xiii) There are no legal or governmental proceedings pending to which the Company is a party or to which any property or assets of the Company is the subject which, if determined adversely to the Company, might result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (b) The Selling Stockholder represents and warrants as follows:

                  (i) The Selling Stockholder has good and marketable title to all the shares of Stock to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject to the rights of the Company, as custodian (the "Custodian"), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                  (ii) Certificates in negotiable form for the shares of the Stock to be sold by the Selling Stockholder have been placed in custody under a Letter of Transmittal and Custodian Agreement (the "Custody Agreement") for delivery under this Agreement with the Company, as custodian (the "Custodian"); the Selling Stockholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for the Selling Stockholder are subject to the interest of the several Underwriters and the Company, that the arrangements made by the Selling Stockholder for such custody, including the Selling Stockholder's Irrevocable Power of Attorney (the "Power of Attorney") provided for in the Custody Agreement, are not to be terminated by any act of the Selling Stockholder or by operation of law, whether by the death or incapacity of the Selling Stockholder or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                  (iii) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, and (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) for the sale and delivery of the Stock to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has the right, power and authority to enter into this Agreement, the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Stock to be sold by the Selling Stockholder hereunder; the Power of Attorney and the Custody Agreement constitute valid and binding obligations and agreements of the Selling Stockholder in accordance with their respective terms.

                  (iv) The performance of this Agreement, the Selling Stockholder's Irrevocable Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

                  (v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which has constituted, or which is designed to or might reasonably be expected to cause or result in, stabilization or manipulation of the price of sale or resale of the Stock.

                  (vi) The Selling Stockholder has reviewed the Registration Statement and Prospectus and nothing has come to the attention of the Selling Stockholder that would lead the Selling Stockholder to believe that either (A) on the Effective Date, the Registration contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
(B) on the Effective Date the Prospectus contained and, on the Closing Date and any later date on which Option Stock is to be purchased, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Purchase of the Stock by the Underwriters.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell shares of the Underwritten Stock to the several Underwriters, and each of the Underwriters agrees to purchase from the Company, the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at
which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to the Selling Stockholder. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase the Selling Stockholder Option Stock at the same price per share as the Underwriter pays for the Underwritten Stock. Subject to the exercise by the several Underwriters of the option to acquire all of the Selling Stockholder Option Stock, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth the Company hereby grants an option to the several Underwriters to purchase the Company Option Stock at the same price per share as the Underwriters shall pay for the Underwritten Stock. The maximum aggregate number of shares of Option Stock to be sold by the Selling Stockholder and the

Company is ______ and _______, respectively. Said options may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company and the Selling Stockholder setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in
Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4. Offering by Underwriters.

         (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth in the last paragraph on the front cover page, the last paragraph on the inside front cover and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5. Delivery of and Payment for the Stock.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108, at 7:00 a.m., San Francisco time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by wire transfer or certified or official bank check or checks in same day funds, and payment for the Stock purchased from the Selling Stockholder shall be made to the Custodian, for the account of the Selling Stockholder. Such payment shall be made upon delivery of certificates for the Stock to you for


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


the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date in the case of Underwritten Stock, and at least one business day prior to the purchase thereof in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Stockholder as the case may be, for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. Further Agreements of the Company. The Company covenants and agrees as follows:

         (a) The Company will (i) to the extent necessary, prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b) The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act. The

Registration Statement, the Prospectus and any amendments or supplements thereto furnished to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports, documents or statements furnished to stockholders of the Company or filed with the Commission (including the Report on Form SR required by Rule 463 of the Commission under the Securities Act). If applicable, any such document furnished to you will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its stockholders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder (other than underwriting discounts and selling commissions) under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the photocopying of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Stockholder will pay any transfer taxes incident to the transfer to the Underwriters of the shares of the Stock being sold by the Selling Stockholder.

         (j) The Company agrees to reimburse you, for the account of the several Underwriters, for fees and related disbursements (including, without limitation, counsel fees and disbursements and the cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 90 days following the date of the Prospectus, (i) sell, offer, contract to sell, make any short sale, pledge, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock (including any stock appreciation right or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of the Common Stock) or any securities convertible into or exchangeable or exercisable for shares of Common Stock, or (ii) engage in any hedging transaction with respect to any shares of Common Stock that may have an impact on the market price of the Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The prohibition in clause (i) of the foregoing sentence shall not apply to (A) the sale of Stock to be sold to the Underwriters pursuant to this Agreement, (B) the issuance of shares of Common Stock by the Company pursuant to the Plans and (C) the grant of options to purchase Common Stock under the Plans.

         (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (m) The Company will in the future conduct its affairs in such a manner to ensure that the Company will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and the rules and regulations thereunder.

         7. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of a single counsel for all indemnified parties) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Subject to the provisions of Subsection (g) below, the Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Selling Stockholder agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of a single counsel for all indemnified parties) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any breach of any representation, warranty, agreement or covenant of the Selling Stockholder contained herein; provided, however, that (1) the indemnity agreements of the Selling Stockholder contained in this paragraph (b) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Selling Stockholder contained in this paragraph (b) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each Underwriter severally agrees to indemnify and hold harmless the Selling Stockholder, the Company, each of its officers who signs the Registration Statement on his or her own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of a single counsel for all indemnified parties) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (d) Each party indemnified under the provision of paragraphs (a), (b) and (c) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties (it being agreed that Palmer & Dodge LLP is satisfactory in circumstances in which the Company is an indemnifying party), the indemnifying party or parties will not be liable under paragraphs (a) through (d) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within ten (10) business days after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b) or (c) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a), (b) or (c) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Stockholder and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof referred to in the first sentence of this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this paragraph (e). Notwithstanding the provisions of this paragraph (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the failure to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (f) No indemnifying party shall, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (g) In no event shall the liability of the Selling Stockholder for indemnification under this Section 7 exceed the lesser of (i) that percentage of the total amount of such losses, claims, damages or liabilities indemnified against which equals the percentage obtained by dividing the total number of shares of Stock sold by the Selling Stockholder hereunder by the total number of shares of Stock sold hereunder, or (ii) the proceeds received by the Selling Stockholder from the Underwriters in the offering.

         8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Stockholder if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Stockholder to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholder; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all actual, accountable, out-of-pocket costs and expenses incident to the performance of the obligations of the Company under this

Agreement, including all actual, accountable, out-of-pocket costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and the Selling Stockholder of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Hale and Dorr LLP, counsel for the Underwriters.

         (c) You shall have received from Palmer & Dodge LLP, counsel for the Company and the Selling Stockholder, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

         (d) You shall have received from Fish & Neave, patent counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, to the effect that they serve a patent counsel to the Company with respect to the issued patents, pending and contemplated patent applications, trade secrets and the proprietary technology that the Company owns or has rights to, and covering the matters set forth in Annex B hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date, in such opinion remain valid as of such later date.

         (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading,
(ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into, or agreed to enter into, any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company has no material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are no pending or threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are no franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable that would render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies such as the Company in particular) or financial or economic conditions which render it inadvisable to proceed.

         (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (e) of this Section 9 are true and correct.

         (g) You shall have received from Ernst & Young LLP a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (h) You shall have received on the Closing Date a certificate from the Selling Stockholder stating that:

                  (i) The representations and warranties made by such Selling Stockholder herein are true and correct on the Closing Date; and

                  (ii) Such Selling Stockholder has complied with each obligation which is required to be performed on his part at or prior to the Closing Date.

         (i) You shall have received from Ernst & Young LLP a letter stating that (i) they have performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS71") for a review of interim financial information for each of the quarters in the three-quarter period ended September 30, 1997 (the "Quarterly Financial Statements"), (ii) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented and there was no evidence of any weakness in internal controls that they considered to be material weaknesses.

         (j) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (k) Prior to the Closing Date, the Stock to be issued and sold by the Company and the Selling Stockholder shall have been accepted for listing by the Nasdaq National Market upon notice of issuance.

         (l) On or prior to the Closing Date, you shall have received from all directors, officers, and certain beneficial holders of the outstanding capital stock of the Company, agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 90 days after the date of the Prospectus, (i) sell, offer, contract to sell, make any short sale, pledge, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock (including any stock appreciation right or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of the Common Stock) or any securities convertible into or exchangeable or exercisable for shares of Common Stock owned directly by the undersigned or with respect to which the undersigned has the power of disposition (including, without limitation, shares of Common Stock which the undersigned may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended), or (ii) engage in any hedging transaction with respect to any shares of Common Stock that may have an impact on the market price of the Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Hale and Dorr LLP, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company or the Selling Stockholder to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholder; provided, however, that
(i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all actual, accountable, out-of-pocket costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including all actual, accountable, out-of-pocket costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein, to fulfill any of the conditions required to be performed by it herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all actual, accountable, out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. Conditions of the Obligation of the Company. The obligation of the Company and the Selling Stockholder to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and
(b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company and the Selling Stockholder to the Underwriters and without liability of the Underwriters to the Company and the Selling Stockholder; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all actual, accountable, out-of-pocket costs and expenses incident to the performance of the obligations of the Company under this Agreement including all actual, accountable, out-of-pocket costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement, the Company and the Selling Stockholder each hereby agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and
(ii) such persons shall provide to the Company or the Selling Stockholder as the case may be, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Stockholder and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Stockholder and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such, of any of the Stock from any of the several Underwriters.

         13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telecopied or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; telecopy (415)399-4325; if to the Company, shall be mailed, telecopied or delivered to it at its office, 71 Rogers Street, Cambridge, MA 02142, Attention: Chief Executive Officer; telecopy (617)499-1414; and if to the Selling Stockholder, shall be mailed, telecopied or delivered to the Selling Stockholder in care of the Custodian, Epix

Medical, Inc., 71 Rogers Street, Cambridge, MA 02142, Attention: Chief Executive Officer; telecopy (617) 499-1414. All notices given by telecopy shall be promptly confirmed by letter.

         14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs
(k) and (1) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very Truly Yours,

                                       EPIX MEDICAL, INC.

                                       By: ------------------------------
                                           Michael D. Webb
                                           President and Chief Executive Officer



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
BANKAMERICA ROBERTSON STEPHENS

By:  HAMBRECHT & QUIST LLC

     By: ----------------------------
         Managing Director


Acting on behalf of the several Underwriters, including themselves, named in
Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                         Number of Shares of
                                                         Underwritten Stock
              Underwriters                               to be Purchased

Hambrecht & Quist LLC.................................
BankAmerica Robertson Stephens........................

         Total........................................
                                                             ===========

                                   SCHEDULE II

                               SELLING STOCKHOLDER

                                                                        ANNEX A


                     Matters to be Covered in the Opinion of
                             Counsel for the Company

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts. The Company has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is presently engaged.

         2. The Company's authorized capitalization consists of 15,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share. All of the issued and outstanding shares of capital stock of the Company have been, and the shares of the Stock being delivered on the date hereof, upon issuance and delivery and payment therefor in the manner described in the Underwriting Agreement, will be, duly and validly authorized and issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The statements made in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Stock), constitute accurate summaries of the terms of such capital stock in all material respects and fairly present in all material respects the information called for with respect thereto by Item 202 of Regulation S-K promulgated by the Commission.

         3. There are no preemptive or other rights to subscribe for or to purchase or rights of first refusal or participation with respect to any shares of Common Stock pursuant to the Company's charter or by-laws or, to our knowledge, any agreement or other instrument. To our knowledge, except as described in the Prospectus and as provided in the Company charter and by-laws, there are no restrictions upon the voting or transfer of any shares of Common Stock pursuant to any agreement or other instrument.

         4. To our knowledge, but without inquiry into the dockets of any court, commission, regulatory body, administrative agency or other government body, there are no legal or governmental proceedings pending to which the Company is a party or to which any property or assets of the Company is subject which, if determined adversely to the Company, are reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company and, to our knowledge, no such proceedings are threatened by governmental authorities or by others.

         5. The Registration Statement has been declared effective under the Securities Act and, to our knowledge based upon a conversation with the Staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

         6. The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the date hereof (other than the financial statements, financial and statistical information, pro forma financial information and related schedules and notes thereto, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated by the Commission. In passing upon the form of such documents, we have not independently verified and are not passing upon, and have assumed the correctness and completeness of, the statements made therein.

         7. To our knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated by the Commission that have not been described or filed as exhibits to the Registration Statement.

         8. The Company has adequate corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, issuance, sale and delivery of the Common Stock to be issued and sold by the Company under the Underwriting Agreement and the consummation of the transactions contemplated thereby to be effected by the Company have been duly and validly taken by the Company.

         9. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.

         10. To our knowledge, the issuance and sale of the shares of Stock being delivered on the date hereof by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default, an event of default, or an event which, with notice or lapse of time or both, would constitute a default or event of default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any material statute, order, rule or regulation applicable to the Company or, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except for such conflicts, breaches, violations and defaults as are not reasonably likely, individually or in the aggregate, to have (a) a Material Adverse Effect or (b) any adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement. Except for the registration of the Stock under the Securities Act, and such consents, approvals, authorizations, registrations, or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters thereof, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required on the part of the Company for the issuance and sale of the shares of Stock being delivered on the date hereof by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement or the consummation of the transactions contemplated thereby.

         11. The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder and the Letter of Transmittal and Custodian Agreement between the Selling Stockholder and the Company, as Custodian, and the Power of Attorney referred to in such Letter of Transmittal and Custodian Agreement have been duly executed and delivered by the Selling Stockholder.

         12. Upon delivery to the Underwriters of a certificate for such of the Stock that is being sold by the Selling Stockholder under the Underwriting Agreement and payment for such Stock by the

Underwriters, each Underwriter will acquire all of the rights of such Selling Stockholder in such Stock, and each Underwriter will also acquire such Stock free of any "adverse claim" (within the meaning of Section 8-302(2) of the Uniform Commercial Code).

         13. To our knowledge, except as described under the caption "Shares Eligible for Future Sale - Registration Rights" in the Preliminary Prospectus there are no contracts, agreements or understandings in effect on the date hereof between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement or in any other registration statement filed by the Company under the Securities Act.

         14. The Stock issued and sold by the Company has been accepted for listing by the Nasdaq National Market upon notice to the Nasdaq National Market.

         In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and representatives of the Company and the independent accountants of the Company, at which conferences we have made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specifically stated elsewhere in this opinion), nothing has come to our attention that has caused us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that we express no view or opinion with respect to the financial statements and schedules or other financial and statistical data included in the Registration Statement), and nothing has come to our attention that has caused us to believe that the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no view or opinion with respect to the financial statements and schedules or other financial and statistical data included in the Prospectus).

              -----------------------------------------------------

                                                                        ANNEX B

                     Matters to be Covered in the Opinion of
                         Patent Counsel for the Company

         1. With respect to the U.S. patent and each of the U.S. patent applications referred to in the Registration Statement which are listed in Schedules ____, nothing has come to our attention which would cause us to believe that the sections of the Registration Statement entitled "Risk Factors Dependence on [ ]"; and "Business - Patents and Proprietary Rights", at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

         2. With respect to the U.S. patent and each of the U.S. patent applications referred to in the Prospectus which are listed in Schedules ____, nothing has come to our attention which would cause us to believe that the sections of the Prospectus entitled "Risk Factors - Dependence on Patents and Proprietary Rights"; and "Business - Patents and Proprietary Rights", as of its date and as of the Closing Date, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         3. To the best of our actual knowledge, except as described in the Prospectus, and with the exception of ex parte proceedings before the U.S. Patent and Trademark Office, there are no pending, or threatened, legal or governmental proceedings relating to the U.S. patent or any of the U.S. patent applications listed in Schedules ----

         4. To the best of our actual knowledge, except as described in the Prospectus, the Company owns each of the U.S. patent applications referred to in the Prospectus that are listed in Schedules ____.

         5. To the best of our actual knowledge, the Company has not received any notice challenging the validity or enforceability of the U.S. patents listed in Schedule ____.

         6. While there can be no guarantee that any particular patent application will issue as a patent, each of the U.S. patent applications referred to in the Prospectus which is listed in Schedules ____ was properly filed, and is being properly and diligently prosecuted, in the U.S. Patent and Trademark Office.

         7. To the best of our actual knowledge, for each U.S. patent application listed in Schedules ____, all information known to Fish & Neave, to date, to be "material to patentability", as defined in 37 C.F.R. ss. 1.56(b), has been disclosed, or will be disclosed pursuant to 37 C.F.R. ss. 1.97, to the U.S. Patent and Trademark Office.

         8. To the best of our knowledge, no claim, action, suit or proceeding is presently pending or threatened against the Company relating to the potential infringement of, or conflict with, any patents of others.